UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50282	33-0986282
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

(Address of principal

executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 6, 2006, Panda Ethanol, Inc., a Delaware corporation (“Old Panda Ethanol”), merged with and into Cirracor, Inc. The surviving company in the merger changed its name to “Panda Ethanol, Inc.” Following the merger, the primary business of the surviving company became the business previously conducted by Old Panda Ethanol. The merger was accounted for as a reverse acquisition whereby Old Panda Ethanol was deemed to be the acquirer for accounting purposes.

This Current Report on Form 8-K includes (i) Management’s Discussion and Analysis of Financial Condition and Results of Operations of Old Panda Ethanol and its subsidiaries for the nine months ended September 30, 2005 and 2006 and (ii) consolidated financial statements of Old Panda Ethanol and its subsidiaries for the nine months ended September 30, 2005 and 2006.

The management’s discussion and analysis of financial condition and results of operations and consolidated financial statements included herewith as Exhibits 99.1 and 99.2, respectively, are being voluntarily filed by Panda Ethanol, Inc. and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Panda Ethanol, Inc. and its subsidiaries for the nine months ended September 30, 2005 and 2006.

99.2	Consolidated Financial Statements of Panda Ethanol, Inc. and its subsidiaries for the nine months ended September 30, 2005 and 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANDA ETHANOL, INC.

By:	/s/ Todd W. Carter
Todd W. Carter
Chief Executive Officer

Date: January 10, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Panda Ethanol, Inc. and its subsidiaries for the nine months ended September 30, 2005 and 2006.

99.2	Consolidated Financial Statements of Panda Ethanol, Inc. and its subsidiaries for the nine months ended September 30, 2005 and 2006.